Exhibit (c)(2)

Discussion Materials

Regarding

Project Arrow

March 11, 2009

Discussion Materials Regarding Project Arrow March 11, 2009

I. BACKGROUND AND KEY CONSIDERATIONS
Background
FMV was engaged to provide certain financial services to the Special Committee of the Board of Directors (“Special Committee”) of En Pointe Technologies, Inc. (the “Company”) in connection with a potential Transaction (as hereinafter defined). We understand that the Special Committee has been formed to respond to a potential offer to acquire the Company from an affiliate of the Company (“Buyer”). Such potential transaction or an alternative transaction involving the acquisition of the Company is referred to hereinafter as the “Transaction.” In connection with the Transaction, FMV has been retained to:
•	provide financial analysis regarding the Company which may include ranges of indicative valuations of the Company’s common stock; and

•	at the request of the Special Committee, render an opinion (“Opinion” hereinafter) to the Special Committee as to the fairness, from a financial point of view, to the Company or its stockholders (other than the Buyer), as applicable, of the Transaction consideration to be received by it or them in connection with the Transaction.
The Special Committee has requested that we render our Opinion, and that the Opinion be based on an all-cash share price of $2.50 per share (“Transaction Consideration” hereinafter). Accordingly, the purpose of this presentation is to summarize our financial analyses and fairness, from a financial point of view, with respect to the Company and the $2.50 Transaction Consideration.
Key Considerations
In performing our analyses of the Company, we have considered the following key issues:
•	Excess Cash & Securities from EPGS Sale – We have treated all cash and marketable securities as non-operating in nature. Thus, we have added the value of cash and marketable securities of the Company to that of the remaining operations of the Company. In quantifying the value of the stock in Allied, we have considered the remainder of a one-year lock-up period in such stock (pursuant to the terms of the Purchase Agreement), its block size, and the trading volume of Allied.

•	Other Non-Operating Items – We have treated the amounts owed to the Company from EPGS, the $2 million to be received from Allied, and several investments in securities as non-operating in nature. Thus, we have added the value of these items to that of the operations of the Company.

I. BACKGROUND AND KEY CONSIDERATIONS (Cont.)
•	19.5 Percent Interest in EPGS – In order to quantify the value of the 19.5 percent interest in EPGS, we performed a valuation of EPGS, considering market data and the implied value of the aforementioned transaction. We have added the value of the minority interest in EPGS to that of the operations of the Company.

•	70 Percent Interest in Ovex – We have performed a separate valuation of Ovex in order to eliminate the value of a 30 percent interest therein not owned by the Company.

•	Interest in Premier – The Company owned 6,313 shares of 12,347 shares of convertible preferred stock outstanding in Premier with a liquidation preference of $100 per share. In addition, the Company owns 30 percent of the common stock of Premier. Premier’s financials are consolidated into those of the Company. Accordingly, we have performed a valuation of Premier in order to eliminate the value of the interest not owned by the Company.

I. BACKGROUND AND KEY CONSIDERATIONS (Cont.)
Due Diligence Performed
In connection with the Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:
•	visited the Company’s headquarters;

•	met with the Chief Executive Officer and Chief Financial Officer to discuss the operations, financial condition, future prospects and projected operations and performance of the Company, Ovex, and Premier;

•	analyzed audited financial statements of the Company for the fiscal years ended (“FYE”) September 30, 2003 through 2008; year-to-date internal financial statements of the Company for the five months ended February 28, 2009 and February 29, 2008;

•	reviewed the Company’s quarterly projections from FYE 2008 through FYE 2011;

•	reviewed internal financial statements of Ovex for the fiscal years ended June 30, 2004 through 2006; fiscal year ended September 30, 2007 and September 30, 2008; and for the four months ended January 31, 2009;

•	reviewed internal financial statements of Premier for the fiscal years ended September 30, 2005 through 2008; and for the four months ended January 31, 2009;

•	reviewed internal financial statements of EPGS for the three months ended September 30, 2008 and three months ended December 31, 2008;

•	reviewed Company board presentations, dated March 2006, March 2007, and March 2008;

•	reviewed the Company’s list of options outstanding as of September 10, 2008;

•	reviewed organization charts, bylaws, and articles of incorporation documents of the Company, Ovex, and Premier;

•	reviewed the Company’s Series A Convertible Preferred Stock Subscription Agreement in Premier;

•	reviewed the Company’s credit line agreements;

•	reviewed documents relating to the sale of EPGS to Allied Digital Services Limited, including the Limited Liability Company Interest Purchase Agreement and Master Services Agreement;

•	reviewed the GE Commercial Distribution Finance Corporation commitment letter to Buyer as of February 26, 2009 in connection with the Transaction;

I. BACKGROUND AND KEY CONSIDERATIONS (Cont.)
Due Diligence Performed (Cont.)
•	reviewed certain other public filings of the Company from June 6, 1996 through February 27, 2009;

•	reviewed publicly available financial and other data for certain companies that we deem comparable to the Company; and

•	conducted other studies, analyses and inquiries, as we have deemed appropriate.
For purposes of this analysis, FMV has not:
•	independently verified the accuracy or completeness of all the financial and other information either publicly available or made available by the Company; or

•	independently verified the accuracy or completeness of third-party research and data.

II. VALUATION SUMMARY
Indicative Valuation Ranges
($000s Omitted Except Per-Share Values)

	Aggregate Value						Aggregate Minority
Valuation Methods	Indications			Per Share [3]			Value Indications			Per Share [3]
	Low		High	Low		High	Low		High	Low		High
Core Operations
Guideline Public Companies Method [1]	2,156	—	10,853	0.27	—	1.31	1,725	—	9,008	0.22	—	1.09
Industry Acquisitions Method [1]	4,106	—	15,443	0.51	—	1.87	3,285	—	12,818	0.41	—	1.55
Discounted Cash Flow Method [1]	6,036	—	9,673	0.76	—	1.17	4,829	—	8,029	0.60	—	0.97

Value Indications of the Core Operations [1]	2,156	—	15,443	0.27	—	1.87	1,725	—	12,818	0.22	—	1.55
Cash	7,823	—	7,823	0.98	—	0.94	6,258	—	6,493	0.78	—	0.78
Value of Allied Stock	1,520	—	1,628	0.19	—	0.20	1,216	—	1,352	0.15	—	0.16
Non-Operating Assets [2]	5,874	—	5,874	0.74	—	0.71	4,700	—	4,876	0.59	—	0.59

Total [4]	$17,373	—	$30,769	$2.17	—	$3.72	$13,898	—	$25,538	$1.74	—	$3.08

Transaction Consideration					$2.50

[1]	Value indications of the core operations include: (i) the Company’s existing operations; (ii) proceeds from exercise of options; (iii) 19.5 percent interest in EPGS; (iv) ownership interest in Ovex; (v) ownership interest in Premier; and excludes: (i) cash and marketable securities; (ii) value of Allied stock; and (iii) non-operating assets.

[2]	Non-Operating Assets include: (i) amounts due from EPGS of $3.424 million; (ii) stock in California Republic Bank (OTC:CRPB) of $0.236 million; (iii) stock in BoomJ, Inc. (OTC:BOMJ) of $0.214 million; and (iv) $2 million due from ADSL.

[3]	Diluted common shares total 7,988 for the low indications and 8,279 for the high indications.

[4]	Some totals may not add due to rounding.

II. VALUATION SUMMARY (Cont.)
Premiums Over Per-Share Value Indications

					Transaction
		Range of Per-Share Value Indications			Consideration
		$2.17	—	$3.72	$2.50

Trading Period	Average Closing	Implied Premium -		Implied Premium -
(As of 3/10/2009)	Stock Price	Low		High	Implied Premium
1 Trading Day	$0.78	178.8%		376.5%	220.5%
5 Trading Days	$0.87	151.2%		329.2%	188.7%
30 Trading Days	$0.86	153.2%		332.7%	191.0%
3 Months	$0.79	176.1%		371.8%	217.3%
6 Months	$0.99	120.0%		276.0%	152.9%
1 Year	$1.70	28.0%		118.8%	47.2%
1 Year — High	$2.83	-23.1%		31.3%	-11.7%
1 Year — Low	$0.56	288.4%		563.7%	346.4%

Minority Per-Share Value Indications:		$1.74	—	$3.08

Trading Period	Average Closing	Implied Premium -		Implied Premium -
(As of 3/10/2009)	Stock Price	Low		High
1 Trading Day	$0.78	123.1%		295.5%
5 Trading Days	$0.87	100.9%		256.2%
30 Trading Days	$0.86	102.6%		259.1%
3 Months	$0.79	120.9%		291.6%
6 Months	$0.99	76.0%		212.1%
1 Year	$1.70	2.4%		81.6%
1 Year — High	$2.83	-38.5%		9.0%
1 Year — Low	$0.56	210.7%		450.9%

III. HISTORICAL FINANCIAL PERFORMANCE
Historical Balance Sheets

($000s Omitted)	Historical Financial Statements (Including Services Business)						Un-Audited
	As of September 30,						As of
						September 30,	February 28,
	2003	2004	2005	2006	2007	2008	2009

ASSETS
Current Assets:
Cash	$3,218	$16,072	$6,903	$10,240	$6,000	$3,691	$7,813
Restricted Cash	70	71	72	74	76	10	10
Short-Term Cash Investments	0	0	0	0	1,000	0	0
Accounts Receivable, Net	35,123	31,571	40,916	46,417	61,391	35,448	23,207
Inventories, Net	5,746	7,105	10,367	4,201	8,768	5,858	7,698
Prepaid Expenses and Other Current Assets	413	578	764	1,067	1,548	1,294	1,445
Due from Affiliates	0	0	0	0	0	0	0

Total Current Assets	44,570	55,397	59,022	61,999	78,783	46,301	40,172

Net Property and Equipment	5,988	5,346	3,070	2,765	5,022	4,202	4,418

Intangible Assets	606	512	589	1,232	1,785	1,189	750
Due from Affiliates [1]	0	0	0	0	0	0	0
Investment in Affiliate	0	0	0	0	0	0	0
Receivable from Escrow	0	0	0	0	0	0	0
Other Assets [1]	491	177	215	242	416	2,742	2,270

Total Assets	$51,655	$61,432	$62,896	$66,238	$86,006	$54,434	$47,611

LIABILITIES & SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$12,642	$13,971	$18,444	$19,105	$19,034	$15,817	$13,392
Short-Term Borrowings & Curr. L.T. Debt	183	236	400	346	2,450	375	627
Borrowings Under Floor Plan Line of Credit	11,326	18,309	16,824	15,673	30,314	7,840	7,037
Accrued Liabilities	0	0	0	0	0	0	8,927
Accrued Taxes and Other Liabilities	501	838	2,038	4,214	3,782	4,522	7,266
Accrued Employee Compensation and Benefits	2,540	2,406	3,409	3,684	4,264	5,389	0
Other Accrued Liabilities	2,169	1,681	935	2,112	1,913	4,409	0
Deferred Income	477	77	908	368	582	1,355	0

Total Current Liabilities	29,838	37,518	42,958	45,502	62,339	39,707	37,249

Capital Lease Obligations	5,138	4,965	584	238	447	475	403
Other Long-Term Liabilities	253	663	0	0	0	0	0
Noncontrolling Interest	0	308	903	1,487	1,957	1,962	1,933

Total Liabilities	35,229	43,454	44,445	47,227	64,743	42,144	39,585

Total Shareholders’ Equity [1]	16,426	17,978	18,451	19,011	21,263	12,290	8,026

Total Liab. & Shareholders’ Equity	$51,655	$61,432	$62,896	$66,238	$86,006	$54,434	$47,611

[1]	We removed the impaired book value of Allied stock ($2.092 million), book value of 19.5 percent interest in EPGS ($1.891 million), book value of investments in two companies ($624,286) from Other Assets; removed due from affiliates ($3.424 million); and re-classified debt for Ovex from Accrued Taxes and Other Liabilities to Short-Term Borrowings & Current Portion of Long-Term Debt. Adjustments to the balance sheet total $8.782 million.

III. HISTORICAL FINANCIAL PERFORMANCE (Cont.)
Income Statements

($000s Omitted)	Historical Financial Statements (Including Services Business)
	Twelve Months Ended September 30,								Annualized	Projected
							LTM Feb. 28,	5 Mo. Ended	5 Mo. Ended	Calendar Year
	2003	2004	2005	2006	2007	2008	2009	Feb. 28, 2009	Feb. 28, 2009	2009

Product Revenue	$252,493	$236,707	$279,325	$276,736	$299,335	$260,004	$226,296	$76,944	$184,665	$215,779
Service Revenue	37,318	42,527	49,007	46,997	47,791	40,458	23,784	$3,854	9,249	13,571

Total Revenue	289,811	279,234	328,332	323,733	347,126	300,462	250,079	80,798	193,914	229,350

Product Cost of Sales	233,059	219,125	258,516	253,765	274,128	233,291	199,716	68,063	163,351	188,962
Service Cost of Sales	20,712	25,633	34,758	30,318	29,447	23,332	14,469	2,867	6,880	8,904

Total Cost of Sales	253,771	244,758	293,274	284,083	303,575	256,623	214,186	70,930	170,231	197,867

Gross Profit	36,040	34,476	35,058	39,650	43,551	43,839	35,894	9,868	23,683	31,484

Operating Expenses:
Selling and Marketing Expenses	27,556	22,930	25,792	28,337	30,565	37,615	30,492	7,837	18,808	20,843
General and Administrative Expenses	9,998	10,047	10,143	11,098	11,871	15,054	14,125	4,529	10,870	9,293

Total Operating Expenses	37,554	32,977	35,935	39,435	42,436	52,669	44,617	12,366	29,678	30,136

Operating Income	(1,514)	1,499	(877)	215	1,115	(8,830)	(8,723)	(2,498)	(5,995)	1,348

Interest Expense	871	749	260	82	318	241	184	67	161	108
Interest & Dividend (Income)	0	0	0	0	0	0	0	0	0	0
Other Expense (Income)	(238)	(646)	(91)	(36)	(79)	182	317	109	263	241

Pretax Income	(2,147)	1,396	(1,046)	169	876	(9,253)	(9,224)	(2,674)	(6,419)	999

Income Taxes (Credit)	(859)	558	(418)	68	350	(3,701)	(3,689)	(642)	(2,567)	399

Net Income	$(1,288)	$838	$(628)	$101	$526	$(5,552)	$(5,534)	$(2,033)	$(3,851)	$599

EBIT	(1,276)	2,145	(786)	251	1,194	(9,012)	(9,040)	(2,608)	(6,258)	1,107
EBITDA	512	4,029	324	1,742	3,686	(6,334)	(6,646)	(2,107)	(4,258)	1,632
EBITDA/Revenue	0.2%	1.4%	0.1%	0.5%	1.1%	(2.1%)	(2.7%)	(2.6%)	(2.2%)	0.7%
Depreciation & Amort. Expense	1,788	1,884	1,110	1,491	2,492	2,678	2,394	500	2,000	525
Capital Expenditures	227	765	1,999	904	2,849	2,366	NA	216	518	200

Income Statement Adjustments:
Actual Special Charges	393	0	0	0	0	0	0	0	0	0
Adjusted Special Charges	0	0	0	0	0	0	0	0	0	0

Actual Interest & Dividend (Income)	0	0	(266)	(263)	(615)	(295)	(191)	(76)	(182)	(26)
Adjusted Interest & Dividend (Income)	0	0	0	0	0	0	0	0	0	0

Actual Other Expense (Income) [1]	(238)	(646)	(644)	(36)	(79)	(14,708)	(14,563)	71	171	241
Adjusted Other Expense (Income) [1]	(238)	(646)	(91)	(36)	(79)	182	317	109	263	241

Actual Income Taxes	0	131	21	42	(203)	2,148	2,142	61	61	120
Adjusted Income Taxes to 40 percent	(859)	558	(418)	68	350	(3,701)	(3,689)	(642)	(2,567)	399

Total Adjustment to Pretax Income	$393	$0	$(819)	$(263)	$(615)	$(15,185)	$(15,071)	$(114)	$(274)	$(26)

[1]	Other Expense (Income) has been adjusted to remove loss (gain) on sale of assets and impairment of investment.

IV. STOCK ANALYSIS
Stock Trading History

IV. STOCK ANALYSIS (Cont.)
Stock Trading History (Cont.)
Stock and Trading Analysis

ENPT
Exchange	Nasdaq
Ticker	ENPT
Equity Analyst Coverage	0
Total Shares Outstanding (MM)	7.18
Stock Price as of March 10, 2009	$0.78
Market Value of Equity (MM)	$5.6
Total Public Float (MM)	5.43
% of Total Shares Outstanding	75.7%

Institutional Holdings (MM)	0.89
% of Total Shares Outstanding	12.4%
% of Total Public Float	16.4%
No. of Institutional Holders	13

Largest Holders — % of Total Outstanding: [1]
Ahmed, Zubair	8.94%
Din, Attiazaz	8.10%
Din, Mediha M.	6.77%

Average Daily Trading Volume (MM) [2]	0.0082
% of Total Shares Outstanding	0.114%
% of Total Public Float	0.151%

Implied Daily Liquidity ($MM) [3]	$0.0064

[1]	Per Capital IQ.

[2]	Average daily trading volume calculation is based on the trailing 52 weeks.

[3]	Average Daily Volume x Current Price.

V. VALUATION INDICATIONS
Valuation Indications
($ 000s Omitted Except Per-Share Values)

										Diluted
	Operating	Add:Proceeds	Add:19.5%	Less:30%			Add:Value of	Add:Non-		Common
	Value	from Exercise of	Interest in	Interest in	Less:Stock in Premier		Restricted Stock	Operating	Value	Shares	Price Per
Valuation Methods	Indications	Options	EPGS	Ovex	Owned by Outside S/H	Add:Cash	(Allied)	Assets [1]	Indications	Outstanding	Share

Guideline Public Companies Method — Low	$280	1,390	1,323	(402)	(435)	7,823	1,520	5,874	17,373	7,988	$2.17
Guideline Public Companies Method — High	$8,140	2,278	1,615	(558)	(621)	7,823	1,628	5,874	26,179	8,279	$3.16

Industry Acquisitions Method — Low	$2,230	1,390	1,323	(402)	(435)	7,823	1,520	5,874	19,323	7,988	$2.42
Industry Acquisitions Method — High	$12,730	2,278	1,615	(558)	(621)	7,823	1,628	5,874	30,769	8,279	$3.72

Discounted Cash Flow Method — Low	$4,160	1,390	1,323	(402)	(435)	7,823	1,520	5,874	21,253	7,988	$2.66
Discounted Cash Flow Method — High	$6,960	2,278	1,615	(558)	(621)	7,823	1,628	5,874	24,999	8,279	$3.02

Operating Value Indication — Low	$280	1,390	1,323	(402)	(435)	7,823	1,520	5,874	17,373	7,988	$2.17
Operating Value Indication — High	$12,730	2,278	1,615	(558)	(621)	7,823	1,628	5,874	30,769	8,279	$3.72

Implied Multiples
Range of Operating Value Indications	$280	$1,525	$2,770	$4,015	$5,260	$6,505	$7,750	$8,995	$10,240	$11,485	$12,730
Implied Price/Book Value	0.2x	1.1x	2.0x	2.9x	3.8x	4.7x	5.6x	6.5x	7.4x	8.3x	9.2x
Implied EV/EBITDA	0.2x	0.9x	1.7x	2.5x	3.2x	4.0x	4.7x	5.5x	6.3x	7.0x	7.8x
Implied EV/Revenue	0.001x	0.007x	0.012x	0.018x	0.023x	0.028x	0.034x	0.039x	0.045x	0.050x	0.056x

Range of Aggregate Value Indications	$17,373	$18,712	$20,052	$21,392	$22,731	$24,071	$25,410	$26,750	$28,090	$29,429	$30,769
Implied Price/Book Value	1.0x	1.1x	1.2x	1.3x	1.3x	1.4x	1.5x	1.6x	1.6x	1.7x	1.8x
Implied EV/EBITDA	5.2x	5.6x	6.0x	6.4x	6.8x	7.2x	7.6x	8.1x	8.5x	8.9x	9.3x
Implied EV/Revenue	0.06x	0.07x	0.07x	0.08x	0.08x	0.09x	0.09x	0.10x	0.10x	0.11x	0.11x

[1]	Non-Operating Assets include: (i) amounts due from EPGS of $3.424 million; (ii) stock in California Republic Bank (OTC:CRPB) of $0.236 million; (iii) stock in BoomJ, Inc. (OTC:BOMJ) of $0.214 million; and $2 million due from ADSL.

V. VALUATION INDICATIONS (Cont.)
Guideline Public Companies Method
($000s Omitted)

					Less:
		Times:			Interest-
	Representative	Range of Capitalization			Bearing
Valuation Approach	Level	Muliples			Debt [2]	Range of Value Indications

Market Value/Net Book Value [1]	$1,386	0.20	—	0.60	—	$277	—	$831

EV/EBITDA [3]	$1,632	2.00	—	3.00	$1,030	$2,234	—	$3,865

EV/Revenue [4]	$229,350	0.02	—	0.04	$1,030	$3,557	—	$8,144

	Range of Value Indications (rounded)					$280	—	$8,140

[1]	Net book value has been adjusted to eliminate cash and equivalents, and intangibles. We increased the Company’s net book value by removing noncontrolling interest. Calculations: $8,026 (adjusted shareholders’ equity) — $7,813 (cash) — $10 (restricted cash) — $750 (intangibles) + $1,933 (noncontrolling interest) = $1,386.

[2]	Excludes interest-free inventory financing.

[3]	EBITDA based on calendar year 2009 Management projections (excludes public company costs).

[4]	Revenue based on calendar year 2009 Management projections.

V. VALUATION INDICATIONS (Cont.)
Capitalization Multiples of Guideline Public Companies
Enterprise Value to EBITDA2

	Next Fiscal	Latest 12	Fiscal Year
Public Companies	Year	Months	End	3-Year Avg	5-Year Avg

GTSI Corp.	NA	4.4	4.4	6.6	8.2
Insight Enterprises, Inc.	3.1	2.2	2.1	2.7	3.3
PC Connection, Inc.	2.4	1.0	1.0	1.0	1.2
PC Mall, Inc.	4.0	2.3	2.3	2.7	3.9
Systemax, Inc.	NA	2.9	2.9	4.1	5.3
Softchoice Corp.	1.6	1.6	1.6	1.6	1.9
Pomeroy IT Solutions, Inc.[1]	NA	2.1	NM	2.2	1.5
Range	1.6	1.0	1.0	1.0	1.2
	4.0	4.4	4.4	6.6	8.2
Mean	2.8	2.4	2.4	3.0	3.6
Median	2.7	2.2	2.2	2.7	3.3
Enterprise Value to Revenue2

	Next Fiscal	Latest 12	Fiscal Year
Public Companies	Year	Months	End	3-Year Avg	5-Year Avg

GTSI Corp.	NA	0.09	0.09	0.09	0.08
Insight Enterprises, Inc.	0.08	0.07	0.08	0.10	0.11
PC Connection, Inc.	0.02	0.02	0.02	0.02	0.02
PC Mall, Inc.	0.06	0.05	0.05	0.06	0.06
Systemax, Inc.	NA	0.11	0.12	0.13	0.15
Softchoice Corp.	0.05	0.05	0.05	0.07	0.08
Pomeroy IT Solutions, Inc.	NA	0.04	0.04	0.04	0.04
Range	0.02	0.02	0.02	0.02	0.02
	0.08	0.11	0.12	0.13	0.15
Mean	0.05	0.07	0.07	0.07	0.08
Median	0.05	0.06	0.06	0.07	0.08
Market Value to Net Book Value3

Public Companies	Latest BV

GTSI Corp.	0.4
Insight Enterprises, Inc.	0.1
PC Connection, Inc.	0.3
PC Mall, Inc.	0.6
Systemax, Inc.	1.4
Softchoice Corp.	NM
Pomeroy IT Solutions, Inc.	0.3

Range	0.1
1.4
Mean	0.5
Median	0.4

[1]	Normalized based on Pomeroy’s latest two quarterly performances.

[2]	Enterprise Value excludes cash and interest-free inventory-financing debt.

[3]	Book Value excludes intangible assets and cash.

V. VALUATION INDICATIONS (Cont.)
Industry Acquisitions Method

($000s)	Transaction		Transaction			EV/	EV/
Acquired Company	Date	Acquirer	Value	Revenue	EBITDA	EBITDA	Revenue	Commentary

Pomeroy IT Solutions, Inc.	Pending David Pomeroy (Founder)		54,043	607,630	11,494	3.1	0.06	Based on $4.50 per share offer as of 2/20/2009; Represents third offer made by Mr. Pomeroy (first offer: $7.05 per share; second offer: $6.00 per share).

Zones, Inc.	30-Dec-08 Investor Group led by Firoz Lalji		84,733	698,917	20,869	4.1	0.12	Based on $7.00 per share offer; 30-day go-shop period expired on September 4, 2008; Offer price was lowered from $8.65 on November 7, 2008 in order to reflect changed economic conditions.
Electronic Data Systems Corporation	26-Aug-08 Hewlett-Packard Co.		12,745,346	22,449,000	2,992,500	4.3	0.57	Provides IT and BPO services; Gross profit margin of 13.9% reflects strong dependence on services.
Calence, LLC[1]	1-Apr-08 Insight Enterprises, Inc.		160,000	NA	NA	7.7	0.40	Deal price includes $35 million earnout; Implied EBITDA margin of 5.7%; 2007 ACE awards: #1 fastest growing private company in Arizona.
Optimus Solutions, LLC	3-Jan-08 Softchoice Corp.		39,543	140,000	NA	NA	0.28	IT infrastructure (networking, storage, application development, etc.) solutions and services; 2006 revenue growth of 33%.
Software Plus Ltd.	11-Dec-07 Softchoice Corp.		44,977	198,000	NA	NA	0.23	Provider of primarily higher margin software products (Adobe, Citrix, Corel, Microsoft, etc.).
ASAP Software Express, Inc.	9-Nov-07 Dell, Inc.		351,000	992,000	38,000	9.2	0.35	Provider of higher margin software products; 3.8% EBITDA margin; Global presence.
CDW Corporation	12-Oct-07 VH Holdings, Inc.		6,713,874	7,455,342	535,780	12.5	0.90	EBITDA margin of 7.2% and revenue growth of 10%.

CompuCom Systems, Inc.[1]	3-Oct-07 Court Square Capital Partners		628,000	NA	NA	7.0	0.40	Greater than 50% of revenue is high-margin service revenue; Business stabilized since the technology bust; 2004 EBITDA margin of 2.4%.
SARCOM, Inc.	17-Sep-07 PC Mall, Inc.		54,181	264,809	8,308	6.5	0.20	LTM revenue growth of 14%; 3.1% EBITDA margin.

PC Wholesale	28-Feb-07 Synnex Corporation		30,000	224,000	NA	NA	0.13	Focus on end-of-life and refurbished equipment; Purchases equipment from manufacturers and sell to VARs.
Access Distribution GE1	31-Dec-06 Avnet, Inc.		427,693	NA	NA	6.0	0.20	Focus on complex computing with innovative solutions (network security, storage, and software); Implied EBITDA margin of 3.8%.
CompuCom Systems, Inc.	1-Oct-04 Platinum Equity		131,133	1,389,061	33,015	4.0	0.09	Strong decline; Decelerating from a 3-year CAGR revenue decline of 19% to an LTM revenue decline of 5%.

			Median			6.0	0.22
			Mean			5.8	0.25

	Representative	Times:Range of
	Earnings	Capitalization			Less:Interest-
Valuation Approach	Level	Multiples			Bearing Debt	Range of Value Indications

EV/EBITDA [2]	$1,632	2.0	—	3.0	$1,030	$2,234	—	$3,865
EV/Revenue [3]	$229,350	0.03	—	0.06	$1,030	$5,851	—	$12,731

Range of Value Indications (rounded)						$2,230		$12,730

[1]	EBITDA and Revenue multiples referenced from the Zones, Inc. proxy, filed on September 4, 2008.

[2]	EBITDA based on calendar year 2009 Management projections (excludes public company costs).

[3]	Revenue based on calendar year 2009 Management projections.

V. VALUATION INDICATIONS (Cont.)
Discounted Cash Flow Method

($000s)		7 Months,	FYE Sep. 30,	FYE Sep. 30,
FREE CASH FLOW		2009	2010	2011

Debt-Free Net Income		1,607	1,063	1,753
Depreciation & Amortization		306	538	552
Changes in Working Capital		(5,520)	543	(492)
Capital Expenditures		(117)	(200)	(200)

Free Cash Flow		(3,724)	1,943	1,613

Years to Receipt of Cash Flow (Mid-Year Convention)		0.29	1.08	2.08
Present Value (WACC) Factor @	15.0%	0.9601	0.8593	0.7472

Present Value of Annual Cash Flow		(3,575)	1,670	1,205

Sum of PV of Cash Flows (3 years)	(700)
Present Value of Terminal Value	7,261

Total Present Value	6,562

EV Value Indication for Operations	6,562
Less: Interest-Bearing Debt (Excludes Inventory Financing)	1,030

Equity Value Indication for Operations	5,532

Range of Value Indications:	$4,160	—	$6,960

Terminal EBITDA	3,474
Exit EBITDA Multiple	3.00

Terminal Value	10,421
PV Factor	0.6968

PV of Terminal Value	7,261

Enterprise Value Sensitivity Table
	2.0 x	2.5 x	3.0 x	3.5 x	4.0 x

13.0%	3,395	4,661	5,927	7,194	8,460
14.0%	3,251	4,489	5,727	6,964	8,202
15.0%	3,111	4,322	5,532	6,742	7,952
16.0%	2,976	4,160	5,343	6,526	7,710
17.0%	2,845	4,002	5,160	6,317	7,475

V. VALUATION INDICATIONS (Cont.)
Valuation of Allied Restricted Stock

Block Size of Subject Shares	745,000	745,000
Share Price as of 3/9/09 (in Rupees)	150	150

Market Value of Subject Shares	111,452,000	111,452,000
Exchange Rate to $ at 3/9/09	0.01948	0.01948

Market Value of 745,000 Shares ($000s)	$2,171	$2,171
Discount (Restricted Stock + Large Block)	30.0%	25.0%

Restricted Stock Value of ADS ($000s)	$1,520	$1,628

V. VALUATION INDICATIONS (Cont.)
Valuation of EPGS

	Range of Value Indications
($000s)	Low	—	High
Valuation Methods
Guideline Public Companies Method	$6,525	—	$8,700
Industry Acquisition Method	9,790	—	11,970
Prior Transaction Method	14,310	—	14,445

Range of Value Indications	$10,208		$11,705
Less: Due to ENPT	3,424		3,424

Range of Value Indications	$6,784		$8,281

ENPT Minority Stake - 19.5% Interest	$1,323		$1,615

V. VALUATION INDICATIONS (Cont.)
Valuation of Ovex

	Range of Value Indications
($000s)	Low	—	High
Valuation Methods
Guideline Public Companies Method	$1,210	—	$1,730
Industry Acquisition Method	1,470	—	1,990

Range of Value Indications (rounded)	$1,340		$1,860

Value Indication of 30% Interest in Ovex	$402		$558

V. VALUATION INDICATIONS (Cont.)
Valuation of Premier

	Range of Value Indications
($000s)	Low	—	High
Valuation Methods
Guideline Public Companies Method	$890	—	$1,260
Industry Acquisition Method	890	—	1,260

Range of Value Indications (rounded)	$890		$1,260
Less: Indicated value of Stock Owned by Outside S/H1	435		621

Stock Owned by the Company	$455		$639

[1]	The preferred stock liquidation preference totals $1,234,700, which exceeds the low value indication of $890,000. For the high value indication, we allocated value to the preferred shareholders up to the liquidation preference and allocated the remaining value to common shareholders in proportion to their ownership in common shares ($1,260,000 — $1,234,700 = $25,300 * 70% owned by outside shareholder = $17,710 + 48.9% of $1,234,700 liquidation preference = $603,400 = $621,110).